Parallax Health Sciences Reports Third Quarter Financial Results

Liabilities from continuing operations reduced by $24.5 million in Q3, and $18.2 million net income year-to-date

Company positioned for future success with breakeven from operations expected by 2019 year end

SANTA MONICA, CALIF. (November 15, 2018) - Parallax Health Sciences, Inc. (OTCQB: PRLX) (“Parallax” or the “Company”), a technology-driven connected healthcare company, reports financial results for the three and nine months ended September 30, 2018 and provides a business update.

"Our performance for the third quarter reflects our efforts over the past year to position Parallax and its operating subsidiaries for accelerated growth,” stated Paul Arena, Chief Executive Officer of Parallax Health Sciences. “We’ve retooled our service offerings that are now built around a software-as-a-service (SaaS) business model to provide recurring revenues with only nominal incremental costs on a scalable platform using an application program interface architecture.”

“Industry analysts predict exponential growth for healthcare-related internet of things (IoT) connected devices, and Parallax is well positioned to benefit from this growth with its leading-edge technology advantaged solutions,” Arena added. “As connected health monitoring moves beyond the early-adopter stage and is incorporated into mainstream healthcare strategies by national and regional brand-name pharmaceutical companies, healthcare providers, insurance payers and customers, we expect our revenue growth to accelerate beginning in 2019. We also believe our ability to offer an end-to-end solution that solves numerous connected-health complications, based on the industry’s only content gathering, rendering and device detection patents, will allow Parallax to capture a growing share of the $50 billion telehealth industry in the coming years.”

Third Quarter Financial Highlights

Total revenues from continuing operations for the three months ended September 30, 2018 were $990, compared with total revenues of $30,139 for the third quarter of 2017.

Net operating loss from continuing operations for the third quarter of 2018 was $2.1 million, or $0.01 per diluted share, compared with a net operating loss from continuing operations for the third quarter of 2017 of $2.3 million, or $0.1 per diluted share. The $224,275 improvement in operating loss from continuing operations is primarily due to a reduction in general and administrative expenses.

Cost of sales from continuing operations for the third quarter of 2018 were $5,230, compared with cost of sales of $41,374 for the same period last year, with the decrease due to lower expenses related to the human capital necessary to facilitate the effective delivery of the Company's remote patient monitoring and related services to its customers.  Gross loss for the third quarter of 2018 was $4,240, an improvement from a gross loss from continuing operations of $11,235 in the quarter ended September 30, 2017.

General and administrative (G&A) expenses for the third quarter of 2018 were $2.1 million, a 9% decrease from G&A expenses from continuing operations of $2.3 million for the same period last year. The decrease was primarily due to decreases in non-cash stock option expense, as well as lower expenses related to payroll, accounting, consulting fees and software development. Professional fees of $785,766 represented a major component of G&A expenses in the third quarter of 2018.

In the third quarter of 2018, the company deconsolidated RoxSan Pharmacy, recognizing a gain of $5,079,416, and extinguished the debt incurred in connection with the acquisition, recognizing a gain of $22,781,281.

Net income from continuing operations for the three months ended September 30, 2018 was $25.6 million, or $0.12 per diluted common share, compared with a net loss of $3.9 million, or $0.03 per share, for the same period last year.

Year-to-date Financial Results

Total revenues for the nine months ended September 30, 2018 were $10,749, compared to total revenues from continuing operations of $70,641 in the year-ago period. Gross loss improved to $4,758 for the first nine months of 2018, compared with a gross loss from continuing operations of $39,486 for the nine months ended September 30, 2017. Total operating expenses increased to $5.2 million in the first nine months of 2018, compared with operating expenses from continuing operations of $3.2 million in the first nine months of 2017.

The Company recorded a net operating loss from continuing operations of $5.1 million, or $0.03 per share, in the nine months ended September 30, 2018, compared with a net operating loss of $3.2 million or $0.02 per share, for the same period last year.

Business Outlook

The Company forecasts that recognizable revenues will be sufficient to achieve breakeven from operations by the end of 2019, subject to the conversion of prospective business opportunities into revenues within the period.

Intellectual Property Portfolio

Parallax's solutions are supported by its intellectual property portfolio. The Company now owns or has exclusive licenses for 8 patent families and 12 patents with 5 additional patents pending with the United States Patent & Trademark Office, along with hundreds of claims. The claims cover broad range of the Company's proprietary technologies and products. Parallax also owns 4 trademarks protecting the names of its products and identity in the marketplace.

About Parallax Health Sciences

Parallax Health Sciences is an advanced, technology-driven telehealth company that allows for cost-effective remote diagnosis, treatment and monitoring of patients through proprietary platforms of integrated products and services. The Company's interoperable novel applications provide patients point-of-care testing and monitoring with information communicated via internet-based mobile phone applications that are agnostic as to operating system and are built on highly sophisticated data analytics. Information is retrieved real-time by physicians who are monitoring patients with chronic diseases or through biometric feedback for health-related behavior modification, and is automated for integration into electronic health records. The Company's products and offerings capitalize on the digital transformation in healthcare for improved patient compliance, diagnosis and treatment, and support healthcare system cost savings and efficiencies. For more information, please visit www.parallaxcare.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

LHA Investor Relations
Jody Cain jcain@lhai.com
Kevin McCabe kmccabe@lhai.com
310-691-7100

PARALLAX HEALTH SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
FOR THE PERIOD ENDED SEPTEMBER 30,
(Unaudited)

ASSETS

	2018	2017
	------------	------------
Current assets
Cash and cash equivalents	$315	$15,119
Accounts receivable, net	-	139,416
Rebates receivable	-	-
Inventories	-	125,048
Employee advances	-	12,031
Prepaid expenses	-	28,204
	------------	------------
Total current assets	315	319,818

Loans receivable	-	169,902
Property and equipment, net	-	17,341
Intangible assets, net	609,190	2,408,435
Goodwill	785,060	785,060
Deposits	-	22,000
	------------	------------
TOTAL ASSETS	$1,394,565	$3,722,556
	============	============

The accompanying notes in the Form 10-Q are an integral part of these consolidated financial statements.

PARALLAX HEALTH SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
FOR THE PERIOD ENDED SEPTEMBER 30,
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	2018	2017
	-------------	-------------
Current liabilities
Accounts payable and accrued expenses	$2,015,789	$5,229,865
Pension plan contribution payable	-	5,884
Note payable	-	87,500
Notes payable, convertible	1,241,000	696,000
Note payable, related party	-	185,000
Related party payables	780,449	717,481
	-------------	-------------
Total current liabilities	4,037,238	319,818
	-------------	-------------
Long term liabilities
License fees payable, net of unamortized discount	410,000	1,650,000
Royalties payable	300,000	1,000,000
Notes and loans payable, unsecured	-	95,975
Note payable, convertible	720,154	144,000
Notes payable, related party, convertible	628,850	1,167,254
Note payable, secured, net of unamortized discount	32,789	17,090,866
	-------------	-------------
Total long-term liabilities	2,091,793	21,148,095
	-------------	-------------
Total liabilities	6,129,031	28,069,825
	-------------	-------------
Stockholders’ deficit
Preferred stock, $.001 par, 10,000,000 shares authorized, 1,013,691 and 863,691 issued and outstanding at September 30, 2018 and 2017, respectively	1,014	864
Common stock, $.001 par, 250,000,000 shares authorized, 152,078,141 and 130,104,530 issued and outstanding at September 30, 2018 and 2017, respectively	152,077	130,104
Additional paid in capital-preferred	1,415,653	665,803
Additional paid in capital-common	9,005,599	5,006,417
Subscriptions receivable	(92)	(592)
Accumulated deficit	(15,308,717)	(30,149,865)
	-------------	-------------
Total stockholders' deficit	(4,734,466)	(24,347,269)
	-------------	-------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,394,565	$3,722,556
	=============	=============

The accompanying notes in the Form 10-Q are an integral part of these consolidated financial statements.

PARALLAX HEALTH SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OOERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2018	2017
	-------------	-------------

Revenue	$990	$30,139
Cost of sales	5,230	41,374
	-------------	-------------
Gross profit (loss)	(4,240)	(11,235)
General and administrative expenses	2,102,712	2,319,992
	-------------	-------------
Operating loss	(2,106,952)	(2,331,227)
	-------------	-------------
Other income (expenses)
Gain on disposal of subsidiary	5,079,416	-
Gain on extinguishment of debt	22,931,148	-
Discount amortization	(35,000)	(1,315,000)
Interest expense, net of income	(231,676)	(265,946)
	-------------	-------------
Total other income (expenses)	27,743,888	(1,580,946)
	-------------	-------------
Net income (loss) - continuing operations	25,636,936	(3,912,173)
Net income (loss) - discontinued operations	93,773	(794,440)
	-------------	-------------
Net income (loss)	$25,730,709	$(4,706,613)
	=============	=============
Net income (loss) per common share – basic:
Continuing operations	$0.172	$(0.030)
Discontinued operations	$0.001	$(0.006)

Net income (loss) per common share – diluted:
Continuing operations	$0.123	$(0.021)
Discontinued operations	$0.000	$(0.004)

Weighted average shares outstanding - basic	149,431,153	129,822,471
Weighted average shares outstanding - diluted	208,254,652	183,520,865

The accompanying notes in the Form 10-Q are an integral part of these consolidated financial statements.

PARALLAX HEALTH SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OOERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2018	2017
	-------------	-------------

Revenue	$10,749	$70,641
Cost of sales	15,507	110,127
	-------------	-------------
Gross profit (loss)	(4,758)	(39,486)
General and administrative expenses	5,202,944	3,161,740
	-------------	-------------
Operating loss	(5,207,702)	(3,201,226)
	-------------	-------------
Other income (expenses)
Gain on disposal of subsidiary	5,079,416	-
Gain on extinguishment of debt	22,931,148	-
Discount amortization	(2,775,000)	(3,935,000)
Interest expense, net of income	(950,601)	(713,510)
	-------------	-------------
Total other income (expenses)	24,284,963	(4,648,510)
	-------------	-------------
Net income (loss) - continuing operations	19,077,261	(7,849,736)
Net income (loss) - discontinued operations	(824,398)	(2,271,269)
	-------------	-------------
Net income (loss)	$18,252,863	$(10,121,005)
	=============	=============
Net income (loss) per common share – basic:
Continuing operations	$0.130	$(0.068)
Discontinued operations	$(0.006)	$(0.020)

Net income (loss) per common share – diluted:
Continuing operations	$0.093	$(0.046)
Discontinued operations	$0.004	$(0.013)

Weighted average shares outstanding - basic	146,294,981	116,254,776
Weighted average shares outstanding - diluted	205,118,481	169,953,170

The accompanying notes in the Form 10-Q are an integral part of these consolidated financial statements.